PANEX RESOURCES INC

(Panex) and its subsidiary

EVERTON RESOURCES (BVI) LTD

and

AMANI CONSULTING SPRL

COMPANY NUMBER (*)

(Amani)

SHARE PURCHASE AGREEMENT

THIS DEED is made the 7th day of December of 2013

BETWEEN

PANEX RESOURCES INC and its subsidiary, Everton Resources (BVI) Ltd, head office in Level 3, Gotthardstrasse 20, CH-6304 Zug, Switzerland(collectively known as Panex );

AND

AMANI CONSULTING SPRL registered at the New Company Registed of Kinshasa-Gombe under NRC 62835/M, head office at n°183 in Lingwala Commune, Town-Province of Kinshasa, Republic of Congo (Amani);

RECITALS

A.

Amani is the sole registered holder of 65% of the joint venture company Giro Goldfields sprl (Giro), owner of the Exploitation Licences N°5046 and 5049.

B.

In consideration of the Amani shareholders transferring their shares in Amani to Panex, Panex has agreed to pay those shareholders of Amani the Consideration and issue to those shareholders of Amani the Consideration Shares in Panex, as an initial counterpart to be emitted within 45 days of the signature of the present contract.

C.

On completion of the share transfer in Amani, Panex  and current shareholders of Amani will hold the following Shares in Amani:

(a)

Panex shall own shares representing 85% of the issued capital of Amani; and

(b)

Current shareholders in Amani shall own shares representing 15% of the issued capital of Amani.

D.

On completion of the share transfer in Amani, Panex will meet all obligations of Amani as set out in the agreement between Amani and Sokimo (Association contract concerning the creation of the Common Society named Giro Goldfields SPRL, dated of 3rd January 2012)

E.

The Parties have entered into this Deed to set out:

(a)

their aims and objects in relation to Amani, and subsequently with the Giro Goldfields society, in which Amani holds 65% of the shares; and

(b)

how Amani and Giro will manage its affairs and carry on its Business.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Deed:

OTC means Over The Counter Bulletin Board (ISIN US 69841J1060).

Board means the board of directors of Amani or its management, depending on its constitution

Business means the business of the mining activities and, if feasible, and such other activities as the Parties may from determine as needed.

Business Day means a day other than a Saturday, Sunday or any day other than Saturday or Sunday on which the principal commercial banks located in Kinshasa, Democratic Republic of Congo or Zug, Switzerland are not open for business during normal banking hours.

Company Law means the relevant law applying to Amani and Giro in its place of incorporation.

Chairperson means the Chairperson of the Board from time to time appointed under clause 6.2.

Commencement Date means the date at which the present contract will be signed.

Confidential Information means all information, forms, specifications, processes, statements, formulae, trade secrets, drawings and data (and copies and extracts made of or from that information and data) concerning:

(a)

the operations and dealings of Amani, Giro Goldfields Sprl, the Business or a Shareholder;

(b)

the organisation, finance, customers, markets, suppliers, intellectual property and know-how of Amani, Giro Goldfields Sprl, a Shareholder, a Related Body Corporate of Amani or Giro Goldfields Sprl or a Related Body Corporate of a Shareholder;

(c)

the operations and transactions of a Shareholder concerning the Business and the Shareholder's shareholding in Amani and Giro; or

(d)

which is not in the public domain (except by failure of a Shareholder to perform and observe its covenants and obligations under this Deed) and which has been obtained through or by being a member of Amani or Giro Goldfields Sprl.

Consideration means the Initial Consideration, the Deferred Consideration and the Preliminary Consideration.

Consideration Shares means the Initial Consideration Shares.

Constitution means the constitution of Amani and Giro Goldfields Sprl current as at the Commencement Date and, where the context permits, as amended in accordance with this Deed from time to time.

Deed means the deed constituted by this document and includes the recitals.

Deferred Consideration means US$300,000.

Deferred Consideration Date means six months after the Commencement Date.

Deposit means an Ore body located within the Tenements n° PE5046 and 5049.

Directors means the directors of Amani and Giro for the time being and Director means one of them.

Preliminary Consideration means US$5,350,000

Encumbrance means any mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, contractual right of set-off or any other security agreement or arrangement in favour of any person and Encumber has a corresponding meaning.

Event of Default means an event set out in clause 17.1.

Event of Insolvency means:

(e)

a receiver, manager, receiver and manager, trustee, administrator, controller or similar officer is appointed in respect of a person or any asset of a person;

(f)

a liquidator or provisional liquidator is appointed in respect of a corporation;

(g)

any application (not being an application withdrawn or dismissed within 7 days) is made to a court for an order, or an order is made, or a meeting is convened, or a resolution is passed, for the purpose of:

(i)

appointing a person referred to in paragraphs (e) or (f);

(ii)

winding up a corporation; or

(iii)

proposing or implementing a scheme of arrangement;

(h)

any event or conduct occuring which would enable a court to grant a petition, or an order is made, for the bankruptcy of an individual or his estate under any Insolvency Provision;

(i)

a moratorium of any debts of a person, or an official assignment, or a composition, or an arrangement (formal or informal) with a person's creditors, or any similar proceeding or arrangement by which the assets of a person are subjected conditionally or unconditionally to the control of that person's creditors or a trustee, is ordered, declared, or agreed to, or is applied for and the application is not withdrawn or dismissed within 7 days;

(j)

a person becomes, or admits in writing that it is, is declared to be, or is deemed under any applicable law to be, insolvent or unable to pay its debts; or

(k)

any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against or in relation to any asset of a person.

Feasibility Study means a detailed study conducted to determine the commercial feasibility and viability of developing a Deposit including:

(l)

geophysical, geochemical, geological, aerial or other survey considered necessary to provide a reasonable estimate of the quality and extent of the Deposit;

(m)

technical or assay reports considered necessary to evaluate any proposed method of extraction and processing;

(n)

cost estimates considered necessary to evaluate the economic viability and processing; and

(o)

the nature and extent of capital works necessary to commence production.

Giro Goldfields SPRL means a joint venture Company between Amani and Sokimo in which Amani has 65% of the share capital and Sokimo has 35% of the share capital of Giro

Initial Consideration means US$100,000.

Initial Consideration Shares mean 1.585.511.286 restricted shares in the capital of Panex.

Insolvency Provision means any law relating to insolvency, sequestration, liquidation or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences, and any law under which a liquidator or trustee in bankruptcy may set aside or avoid transactions), and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person.

Mining Operations means every kind of work done on or in respect of the Tenements, including without limiting the generality of the foregoing, developing, designing, constructing, equipping, extracting, mining, improving, smelting, treating, refining, transporting and handling ores, concentrates and other products won from the Tenements.

Ore means all minerals and mineral-bearing ore that is mined from the Tenements and includes all concentrates produced from those minerals.

Party means a party to this Deed.

Related Body Corporate with respect to any Party means any person which directly or indirectly controls, is controlled by or is under common control with, such Party.

Respective Proportion means, in respect of a Shareholder, the proportion that the Shares held by that Shareholder are to the total number of issued Shares from time to time.

Shareholders means the people who hold Shares from time to time, and Shareholder means one of them.

Share means a fully paid ordinary share in the capital of Amani and, where the context allows, includes an interest in a share.

Simple majority means:

(p)

in the case of a vote or resolution of Shareholders, a resolution passed by more than 50% of the total number of votes exercised by those Shareholders present in person or by proxy, attorney or representative and entitled to vote; and

(q)

in the case of a resolution of the Board, a resolution passed by the Directors who together represent Shareholders who hold more than 50% of the Shares.

Statute means any legislation or regulation in force having an incidence on the relevant operations.

Exploration Permit (“Tenements”) means:

(r)

the exploitation licenses situated in the Oriental Province of the Democratic Republic of Congo with PE’s 5046 and 5049 as shown in the map attached as an appendix to this Deed;

(s)

any mining interest created in substitution for those mining tenements or effecting any addition, amendment, extension or variation to those mining tenements; and

(t)

any other mining interest acquired by Giro.

Valuer means an independent valuer nominated by the Parties, or if agreement cannot be reached with respect to such appointment, an independent valuer nominated by the President for the time being of the Institute of Chartered Accountants in Paris, France.

1.2 Interpretation

In this Deed, unless the context otherwise requires:

(a)

headings are for convenience only and do not affect its interpretation;

(b)

the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

(c)

a reference to any party includes that party’s executors, administrators, successors and permitted assigns, including any person taking by way of novation;

(d)

a reference to any document (including this Deed) is to that document as varied, novated, ratified or replaced from time to time;

(e)

a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(f)

words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;

(g)

reference to parties, clauses, schedules, exhibits or annexures are references to parties, clauses, schedules, exhibits and annexures to or of this Deed and a reference to this Deed includes any schedule, exhibit or annexure to this Deed;

(h)

where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning; and

(i)

a reference to $ or dollar is to US currency.

2. CONSIDERATION AND PANEX OBLIGATIONS

2.1 Initial Consideration and Panex Obligations

On the Commencement Date:

(a)

The Amani shareholders must transfer their shares, free of all encumbrances with explicit waiver to all pre-emptive rights between Associate, such that PANEX RESOURCES INC has an 85% in AMANI and a 55% interest in the company Giro Goldfields SPRL owner of the Exploitation Licences n°5046 and 5049.

(b)

Panex must allot and issue to Amani the Initial Consideration Shares and deliver to Amani holding statement for those shares within 45 days.

(c)

Two months after the Commencement Date, Panex must transfer to the Amani shareholders by way of electronic funds transfer to a bank account nominated by the Amani shareholders the amount of the Initial Consideration, 100,000$.

2.2 Deferred Consideration

Upon the Deferred Consideration Date:

(a)

Panex must transfer to the Amani shareholders by way of electronic funds transfer to a bank account nominated by the Amani shareholders the amount of the Deferred Consideration.

2.3 Declarations

Panex declares and guarantees to Amani that:

It has the right, the ability and the authority to sign the present Deed and to emit shares to the profit of the Amani shareholders, and that such a transfer results in a  lawful, valid and unencumbered beneficial title.

Panex commits to respect all known obligations incurred by Amani in the context of the Association Contract between Amani and Sokimo.

there is no litigation or proceeding of any nature concerning Panex pending or threatened against Panex or any other person which may defeat, impair, detrimentally affect or reduce the right, title and interest of Amani in Panex, including any plaint seeking forfeiture of the [deposits] in Panex.

All engagements contracted by Panex before the entrance of Amani as a shareholder in Panex is the entire responsibility of Panex in its present Capital structure, and cannot by subject to any payment by Amani’s present shareholders.

2.4 Termination

For the avoidance of doubt, Panex shall not be liable to pay the Deferred Consideration or issue the Deferred Consideration Shares to the Amani shareholders in the event that Panex, at its sole discretion, terminates this Deed in accordance with clause 13.3.

However, Panex agrees to transmit to Amani within 7 days of the notification of the termination, all the data, information and mining and geological studies relative to the Exploitation Licences 5046 and 5049.

Moreover, in the case a breach of contract by Panex, and provided a 30 days advance notice, Amani will be within their right to terminate the present Deed, without having to compensate Panex in any way.

3. AMANI REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties

Amani and the shareholders of Amani jointly and severally represent and warrant to Panex and Giro (which representations and warranties shall survive termination of this Deed) that:

(a)

the shareholders of Amani have full right, power and authority to sell, assign and transfer the Shares to Panex and such assignment conveys to Panex lawful, valid and unencumbered beneficial title to the Shares in Amani;

(b)

the shareholder of Amani holds the absolute beneficial interest to the Shares and no other person has any rights of any nature in respect of the Shares;

(c)

Amani is free from all mortgages, charges, liens and other Encumbrances of whatsoever nature;

(d)

neither Amani nor any of the shareholders of Amani has not committed an act of bankruptcy or attempted to make any composition or arrangement with its creditors or taken advantage of any legislation for the time being in force for insolvent debtors;

(e)

there is no litigation or proceeding of any nature concerning Amani, pending or threatened against Amani or any other person which may defeat, impair, detrimentally affect or reduce the right, title and interest of Amani in Giro, including any plaint seeking forfeiture of the Tenements in Giro;

(f)

the Tenements are duly granted and recorded in accordance with all relevant mining legislation;

(g)

the Tenements are in full force and effect and in good standing and not liable to cancellation or forfeiture for any reasons and Amani and Giro are not in breach or contravention of any of the terms and conditions upon which the Tenements were granted or of any other rule, regulation or provision of any applicable mining legislation or any other statute concerning, affecting or relating to the Tenements;

(h)

there are no other agreements or dealings in respect of the Shares of Amani that had either been lodged at a relevant Governmental department but remained unregistered or had not been lodged at the relevant Governmental department;

(i)

there is not in existence any current compensation agreement with the owner or occupier of any land which is subject to the Tenements;

(j)

there are no environmental liabilities relating to or affecting the Tenements, nor are there any circumstances relating to the Tenements which may reasonably be expected to give rise to future environmental liabilities;

(k)

all mining information in relation to the Tenements is complete and accurate in all material respects; and

(l)

the Tenements have been granted in respect of all of the ground described in Exploitation Licence.

(m)

all documentation, prior binding contracts, constitutions, incorporation documents, agreements and any other signed documents have been provided to Panex’s internal auditor, Jean-Pierre Nzau Nkenge, comprising the commitments of Amani towards Sokimo, and the commitments and obligations of Giro Goldfields Sprl towards the Treasury and third parties.

3.2 Indemnity by Amani

The shareholders of Amani shall indemnify and keep indemnified Panex from and against and in respect of:

(a)

any claims, demands, actions, losses, costs, expenses, proceedings or liabilities of whatsoever nature suffered or incurred by Panex  as a result of any acts or omissions of Amani or the Amani shareholders in connection with or relating in any way prior to or on the date of this Deed; and

(b)

all loss, damage and costs suffered by Panex arising in consequence of any of the representations or warranties set out in clause 5.1 being false, misleading or incorrect.

(c)

any claims against historic fees up to Commencement Date.

3.3 Minimum Warranty Amount

The shareholders of Amani shall not be liable to Panex for any claim arising from a breach of any warranty or any term of this Deed unless the amount finally adjudicated or agreed as being payable in respect of the claim exceeds $50,000.

3.4 Time Limit on Claims

The shareholders of Amani shall not have any liability for breach of warranty or any term of this Deed unless Panex has given written notice of the claim to Amani before the date which is two (2) years after the date of execution of this Deed.

4. INTERNAL ADMINISTRATION

4.1 Directors

(a)

(Maximum number):  On and from the Commencement Date, the Board must consist of no more than 5 Directors, with the chairperson of the board having a casting vote.

(b)

(Appointment):  Directors shall be [appointed] by the Board save that:

(i)

a Shareholder with at least a 50% Respective Proportion has the right to appoint 2 Directors; and

(ii)

a Shareholder with less than 20% Respective Proportion has the right to appoint 1 Director.

(c)

(Board Chairperson): The CEO of Amani at the date of the entry into force of the present Deed will be the Chairman of the Board, considering his experience in the management of Amani and Giro Goldfields Sprl.

(d)

(Manner of appointment and removal):

Subject to Company Law:

(i) the appointment and removal of a Director appointed by a Shareholder under clause 4.1(b) takes effect when Amani receives written notification from the relevant Shareholder of the appointment or removal of the Director, addressed by the concerned party, provided an immediate AGE, without accounting for the delay provided by the Law and the status; and

(ii) the appointment and removal of all other Directors is by simple majority decision of the Board during the AGE.

(e)

(Removal):  A Director may be removed by the Shareholder who appointed the Director by notice pursuant to 6.1(d).

4.2 Board meetings

(a)

(Time, date, location):  The Chairperson, after consulting with the Board, must determine the time, date and location of all Board meetings.  If there is no Chairperson, the Board must decide these matters by a simple majority vote.

(b)

(Notice of meetings):  Directors must be given at least two Business Days' notice of a Directors' meeting, unless otherwise agreed by all Directors.

(c)

(Quorum):  A quorum of board meetings is constituted by at least two Directors, including the Chairperson.

(d)

(Voting - Simple majority):  Decisions by the Board must be made by a simple majority vote.

4.3 General meetings

(a)

(Voting - Simple majority):  Subject to the Company Law, all decisions of the Shareholders in general meeting must be made by a simple majority vote, except for the modification of the status, where the absolute majority will be required.

(b)

(Written Resolutions):  If all the Shareholders sign a document containing a statement that they are in favour of a resolution in the terms set out in the document, a resolution in those terms is deemed to have been passed at a general meeting of the Shareholders held at the date and time at which the document was last signed by a Shareholder.  For this purpose, two or more separate documents containing statements in identical terms each of which is signed by one or more Shareholders are together deemed to constitute one and the same document.

(c)

(Company Law and Constitution):  In all other respects, the Company Law and the Constitution govern the matters relating to general meetings of Amani.

4.4 Conformity of Amani’s Status to OHADA

Panex and Amani recognise that after two year of moratorium, namely September 2014, granted to all companies under Congolese Law (DRC), [they will have to] adapt their status according to OHADA, the dispositions in the present Deed will be modified as required by the Uniform Act of OHADA regulation relative to commercial companies and economic interest groups .

5. SHAREHOLDER ACCESS

Right of access

After giving at least 2 Business Days' notice to Amani, each Shareholder (itself or through its accountant, agent or employee and at its own cost) will be entitled to full access during Amani’s normal business hours to:

(a)

visit and inspect the registered office and any property of Amani;

(b)

inspect and take copies of documents relating to the Business and Amani’s affairs including its books, accounts and records; and

(c)

discuss Amani’s affairs, finances and accounts with Amani’s officers, employees and auditors,

for the purpose of auditing and valuing of Amani or for any reasonable purpose.

6. FUNDING

6.1 Financing

(a)

Panex shall be responsible for the costs of funding Giro from the Commencement Date up until completion of the Feasibility Study for each Tenement, including the payment of all title holding fees and all charges and expenses in relation to the Tenements (Initial Funding).

(b)

The Initial Funding plus a 2.5% administration charge together with the Initial Consideration and any other amounts paid by Panex  to Amani or Giro under this Deed shall be treated as a loan by Panex  to Giro (Initial Loan) and the Initial Loan shall bear interest at LIBOR plus 2.5% per annum and shall be recoverable from the proceeds of production from the Tenements on a priority basis and prior to any distribution of profits to any Shareholder.

(c)

Shareholders of AMANI will have seven business days for first right of refusal for any additional share issuances for fundraising purposes in PANEX. This first right of refusal will exist as long as the Tenements exist or until the Discovery Consideration is paid to the AMANI’s shareholders.

(d)

Following completion of the Feasibility Study, a decision shall be taken by Giro whether to proceed with the Mining Operations. Should Giro decide to proceed with the Mining Operations, Panex and/or third parties shall be responsible for funding the Mining Operations (Operation Funding).

(e)

The Operation Funding shall be treated as loans by Panex  and/or third parties to Giro (Operation Loan) and the Operation Loan shall bear interest at commercial rates to be agreed upon and shall be recoverable from the proceeds of production from the Tenements on a priority basis and prior to any distributions of profits to any Shareholder.

7. DISCOVERY OF A MEASURED AND INDICATED JORC COMPLIANT RESOURCE

7.1 Discovery Consideration

Upon discovery of three million ounces (3Moz) of measured and indicated resources of gold at a grade of at least two and a half grams per tonne (2.5g/t) at any time (without restriction) on the Tenements, Panex must exercise the Discovery Consideration.

7.2 Exercise of Discovery Consideration

(a)

Panex must exercise the Discovery Consideration at any time after the Commencement Date by delivering to Amani a measured and indicated JORC compliant resource report prepared by a competent person and written notice stating that Panex  wishes to exercise the  Discovery Consideration.

(b)

Within 30 Business Days of receiving written notice in accordance with clause 9.2(a), Panex must transfer to the shareholders of Amani, by way of electronic funds transfer to a bank account nominated by the shareholders of Amani, the Discovery Consideration.

8. DIVIDEND POLICY

8.1 Board decision

(a)

A required by clause 4.3, the General Assembly, after decision of the Board, can only decide to pay, and distribute the dividends relative to the profits of the company Giro Goldfields Sprl.

(b)

It is recognised that the partners of Giro Goldfields Sprl can agree to reinvest part of the funds for its growth internally from its distributable profits, whilst at the same time providing the Shareholders with a reasonable dividend where possible.

8.2 Repayment of Loans

It is recognised that all loans made to Giro by Panex or third parties are to be repaid in full in priority to payment of dividends.

9. TRANSFER OF SHARES TO WHOLLY OWNED SUBSIDIARY

9.1 Permitted transfer

A selling Shareholder may transfer all (not part) of its Shares to a wholly owned subsidiary of that Shareholder or a wholly owned subsidiary of that Shareholder's ultimate holding company (for the purposes of this clause only, “Subsidiary”) if the Shareholder and the Subsidiary agree that the Shares must be retransferred to the Shareholder if the Subsidiary ceases to be wholly owned by the Shareholder or its ultimate holding company.

9.2 Shareholder remains liable

A Shareholder remains liable for the performance of the duties, responsibilities and obligations assumed by any Subsidiary, except that performance by the Subsidiary will, to the extent so performed, discharge the Shareholder from the performance of those duties, responsibilities and obligations.

10. OTHER SHARE TRANSFERS - PRE-EMPTIVE RIGHT TO PANEX

10.1 Notice of Intention to Sell

So long as Panex  has at least a 50% Respective Proportion, a Shareholder (other than Panex ) proposing to transfer its Shares (Proposing Transferor) (other than a Shareholder Transferring its Shares under clause 11 must give a notice (Transfer

Notice) to Panex that it wants to transfer the Shares specified in the Transfer Notice (Offered Shares).

10.2 Transfer Notice to specify price

A Transfer Notice must specify the price per Share expressed in US Dollars (Prescribed Price) at or above which the sale is to proceed.  In all other respects, the Transfer Notice must be unconditional.

10.3 Specify if third party offer exists

A Transfer Notice must have annexed to it a statutory declaration by an authorised officer of the Proposing Transferor as to whether or not the Proposing Transferor has received from any third party (Offeror) a bona fide arm's length offer (which for this purpose includes a firm expression of willingness) to purchase the Offered Shares at or above the Prescribed Price.  If it has, the authorised officer must declare in the statutory declaration the name of the Offeror, the price at which the Offeror is prepared to purchase the Offered Shares and any other terms of such offer.

10.4 Transfer Notice irrevocable

The Proposing Transferor cannot revoke a Transfer Notice once given except with the consent of Panex.

10.5 Transfer Notice is an offer to Panex

A Transfer Notice constitutes an offer to sell the Offered Shares to Panex at the Prescribed Price.  The offer must remain open for a period of 60 days commencing on the date of the giving of the Transfer Notice (Offer Period).

10.6 Acceptance

(a)

(Acceptance Notice):  In acordance with clause 14.5, Panex may, by notice (Acceptance Notice) to the Proposing Transferor before 4:00 pm on the last day of the Offer Period, accept the offer and must state the number of Shares being accepted.  An Acceptance Notice once given is irrevocable.

(b)

(Request for valuation):  Where no offer has been received from a third party at or above the price referred to in the Transfer Notice, if Panex  wishes to lodge an Acceptance Notice but dispute the price of the Shares, Panex  may ask for a valuation to be carried out by a Valuer at Panex own cost.  The Valuer must value the Shares on the basis of an arm’s length sale between a willing but not anxious buyer and a willing but not anxious seller.  The parties must use all reasonable endeavours to procure that such a valuation be obtained and advised to all Shareholders within 60 days of a request for valuation, and the Offer Period will be extended if required for 7 days after the valuation is obtained.  The Valuer’s valuation will become the Prescribed Price for the purpose of this sub-clause only if lower than the price specified by the Proposing Transferor.

10.7 Notice of valid acceptance

If Acceptance Notices are received for all the Offered Shares the Proposing Transferor must immediately upon the close of the Offer Period, notify Panex  as to the number of the Offered Shares it is required to purchase, namely the number accepted by it or allocated to it, as the case may be (Second Notice).  The Proposing Transferor must also give a copy of such notice to Giro.  Panex must purchase the number of Offered Shares by payment of the Prescribed Price (or the price determined by the Valuer where clause 12.6(b) applies) within 3 Business Days after the Second Notice is received by Panex.  Payment must be made in cleared funds and in the absence of agreement to the contrary will occur at 12:00 noon on such third Business Day.

10.8 Transfer of Shares upon payment

The Proposing Transferor will be bound, upon payment by Panex, to transfer the appropriate number of Shares to Panex and to hand over a transfer duly executed by it in respect of those Shares with the certificates for those Shares.  The Proposing Transferor's obligations to transfer such Shares is conditional on its receiving payment for all the Offered Shares.

10.9 Transfer permitted to third party, by default

If at the close of the Offer Period Acceptance Notices have not been received for all the Offered Shares, the Proposing Transferor may at any time up to the expiration of 3 months after the close of the Offer Period transfer all or any part of the Offered Shares to any other third party on a bona fide arm's length basis at any price per Share not being less than the Prescribed Price.

10.10 Panex ’s right to transfer

For the avoidance of doubt, Panex shall have the right at any time to transfer or assign the whole or part of its interest in Amani or this Deed to a third party of sound financial standing on such terms as Panex decides.

11. SHAREHOLDER WARRANTIES AND COVENANTS

11.1 General

Each Shareholder represents and warrants to the other Shareholders that:

(a)

(Legally binding obligation):  this Deed constitutes its valid and legally binding obligation in accordance with its terms;

(b)

(Execution, delivery and performance):  the execution, delivery and performance of this Deed by it does not violate any Statute or law, or any document or agreement to which it is a party or which is binding on it or any of its assets;

(c)

(Authorisation):  all consents, licences, approvals and authorisations required to be obtained by it in connection with the execution, delivery and performance of this Deed have been obtained and are valid and subsisting;

(d)

(No Event of Insolvency):  no Event of Insolvency has occurred in relation to it nor is there any act which has occurred or any omission made which may result in an Event of Insolvency occurring in relation to it; and

(e)

(No reliance):  no Shareholder makes any representation or warranty to any other Shareholder other than as expressly referred to in this Deed and each Shareholder enters into this Deed and becomes a Shareholder or acquires Shares entirely on the basis of its own investigations and decisions and not in reliance on any act or representation made by any other Shareholder.

11.2 Survival of warranties

The representations and warranties made in this Deed will continue in full force and effect for the benefit of the other parties to this Deed.  Liability for breach of any representation or warranty is not confined to breaches discovered before the Commencement Date.

11.3 Mutual covenants

Each Shareholder covenants and agrees with and for the benefit of the other Shareholders to:

(a)

(Not use Amani or Giro assets for own benefit):  not at any time either directly or indirectly deal with or employ any assets, stock, supplies, money, credits or other effects from time to time belonging or owing to Amani or Giro for its own use or benefit;

(b)

(Conduct Business for Amani and Giro):  conduct all business and administrative aspects of the Business in all respects on behalf of and in the name of Amani or Giro and not in its own name; and

(c)

(No act to prejudicially affect Amani or Giro):  not do or suffer any act or thing whereby the Business or any of the assets of the Business or any other property of Amani or Giro may become liable to be seized in execution, charged or affected or whereby the interests of Amani or Giro may be prejudicially affected or impaired.

12. CONFIDENTIALITY

12.1 No publicity

Subject to clause 14.2, no Shareholder may make a public announcement relating to this Deed without first getting the written consent of the other Shareholders.  Shareholders are not to withhold their consent unreasonably.

12.2 Publicity required by law or court

A Shareholder may make a public announcement relating to this Deed if such disclosure is required by law, an order of a court of competent jurisdiction or by stock exchange rules.

12.3 Use of Confidential Information

Each Shareholder (for this clause Recipient) agrees in relation to Confidential Information of another Shareholder or of Amani and Giro (Owner):

(a)

to use the Confidential Information only for the purposes of the completion of the Agreement; and

(b)

to keep that Confidential Information confidential and not disclose it or allow it to be disclosed to any third party except:

(i)

with the consent of the Owner;

(ii)

with the consent of Giro and the Shareholders with respect to Confidential Information of Giro; or

(iii)

to officers, employees and consultants or advisers of the Recipient and the Recipient's Related Bodies Corporate who have a need to know (and only to the extent that each has a need to know) and are aware that the Confidential Information must be kept confidential, and the Shareholders must take or cause to be taken reasonable precautions necessary to maintain the secrecy and confidentiality of the Confidential Information.

12.4 Exclusions

The obligations of confidentiality under this Deed do not extend to information that (whether before or after this Deed is executed):

(a)

is disclosed to a Recipient under or in relation to this Deed but at the time of disclosure is rightfully known to or in the possession or control of the Recipient and not subject to an obligation of confidentiality on the Recipient;

(b)

is public knowledge (otherwise than as a result of a breach of this Deed);

(c)

is disclosed to a bona fide purchaser of a Party or the Party’s Shares or an employee, officer or advisor of a Party, provided the person first undertakes to be bound by the same obligations of confidentiality under this Deed;

(d)

is required by law or rules of a relevant stock exchange to be disclosed and the Recipient required to make the disclosure has taken all reasonable steps to oppose or prevent the disclosure and to limit, as far as reasonably possible, the extent of the disclosure.

12.5 Continuing obligations

On ceasing to be a Shareholder or on the termination of this Deed each Shareholder must:

(a)

continue to keep confidential all Confidential Information of each other Shareholder, Amani and Giro; and

(b)

at each Owner's option, return to that Owner or destroy and certify the destruction of that Owner's Confidential Information.

12.6 Survives termination

The rights and obligations of the Shareholders set out in this Deed with respect to Confidential Information will survive termination of this Deed.

13. DEFAULT

13.1 Event of Default

An Event of Default occurs in respect of a Shareholder where:

(a)

an Event of Insolvency occurs in respect of that Shareholder; or

(b)

that Shareholder commits any breach of a term of this Deed and:

(i)

the breach is material and not capable of being cured; or

(ii)

the breach is capable of being cured, but is not cured within 60 Business Days after a notice specifying the breach or default is given to that Shareholder by another Shareholder.

13.2 Consequences of default

(a)

(Termination):  If an Event of Default occurs in respect of a Shareholder then the non-defaulting Shareholders may terminate this Deed by giving notice in writing to the defaulting Shareholder.

(b)

(Consequences of termination):  If this Deed if terminated in accordance with clause 15.2(a), then in addition to any rights, powers or remedies provided by law:

(i)

the terms of clause 15.2(c) (and for that purpose, any other provisions of this Deed incidental to the operation of that clause) will remain operative;

(ii)

each Shareholder is otherwise released from its obligations to perform this Deed further, except for those imposing obligations of confidentiality; and

(iii)

each Shareholder retains the rights it has against each other Shareholder in respect of any past breach.

(c)

(Termination of Shareholder rights):  Notwithstanding anything to the contrary in the Constitution, after an Event of Default occurs in relation to a Shareholder (Defaulting Shareholder) and a non-defaulting Shareholder gives the Defaulting Shareholder a notice of default (and until that default is remedied to the reasonable satisfaction of the non-defaulting Shareholders) the Defaulting Shareholder is prohibited from:

(i)

voting at any meeting of Amani or Giro;

(ii)

receiving, participating in any distribution or dividend made, declared or proposed to be made by Giro;

(iii)

transferring its Shares in Amani (notwithstanding any other provisions of this Deed or the Constitution);

(iv)

having any Director appointed by it vote at any meeting of the Board or permitting any such Director acting as a director of Amani or Giro; and

(v)

receiving information as to the operations, activities or affairs of Amani or Giro, except as required by any applicable laws.

13.3 Other arrangements by agreement

Nothing in clause 15.2 prevents all the Shareholders from agreeing to another solution to the occurrence of an Event of Default.

14. TERMINATION

14.1 No finite term

This Deed has no definite term.

14.2 Automatic termination

(a)

(Events):  If:

(i)

one Shareholder becomes the holder of all the Shares and all rights to subscribe for or convert any security into further Shares;

(ii)

an Event of Insolvency occurs in respect of Giro; or

(iii)

the Shareholders mutually agree to terminate this Deed,

then this Deed will, without further action required by any Shareholder, automatically terminate.

(b)

(Consequences):  If this Deed is terminated under clause 16.2(a) then, in addition to other rights, powers or remedies provided by law:

(i)

each party is released from its obligations to perform this Deed further, except those imposing obligations of confidentiality; and

(ii)

each Shareholder retains the rights it has against each other Shareholder in respect of any past breach.

(c)

(For outgoing Shareholder):  This Deed will also be terminated for any one Shareholder when it ceases to hold, directly or indirectly, any Shares.  In that case, the provisions of clause 16.2(b) still apply.

14.3 Termination by Panex

(a)

Panex shall have the right to terminate this Deed at any time upon giving Amani10 Business Day’s written notice of such termination.

(b)

Upon termination under clause 14.3(a), Panex  shall

(i)

transfer its Shares to the shareholders of Amani for nil consideration;

(ii)

ensure that all mining information in relation to the Tenements is delivered to Giro Goldfields sprl;

(iii)

have no further obligation whatsoever to Amani or to Giro or in respect of the Tenements. For the avoidance of doubt, if Panex terminates this Deed prior to the Commencement Date, Panex shall have no obligation to pay the Initial Consideration or issue the Initial Consideration Shares; and

(iv)

have no further obligation whatsoever to Amani or to Giro or in respect of the Tenements. For the avoidance of doubt, if Panex terminates this Deed prior to the Deferred Consideration Date, Panex shall have no obligation to pay the Deferred Consideration.

15. RELATIONSHIP BETWEEN THE SHAREHOLDERS

15.1 No agency or partnership

Nothing in this Deed is to be treated as creating:

(a)

a partnership between the Shareholders (or any of them) and Giro; or

(b)

a relationship of principal and agent between the Shareholders or between the Shareholders (or any of them) and Giro.

15.2 No capacity to bind other Shareholders

No Shareholder may act or has any authority to act as agent of or in any way bind or commit another Shareholder to any obligation, representation or warranty.

15.3 Several obligations

The rights, duties, obligations and liabilities of the Shareholders under this Deed are limited to the value of the shares they own.

16. DISPUTE RESOLUTION

16.1 No proceedings

A party must not start court proceedings about a dispute arising out of this Deed unless it first complies with this clause, except:

(a)

where a party seeks urgent injunctive relief; or

(b)

where the dispute relates to compliance with this clause.

16.2 Notice

A party claiming that a dispute has arisen must notify each other party giving details of the dispute.

16.3 Best efforts to resolve

Each party to the dispute must use its best endeavours to resolve the dispute within 5 Business Days of receiving notice of the dispute or a longer period agreed by the parties to the dispute.  If, at the end of the 5 Business Day period, the parties have been unable to resolve the dispute, the parties may then take whatever action they deem appropriate to resolve the dispute (including the commencement of court proceedings).

17. RELATIONSHIP BETWEEN THE SHAREHOLDERS AND GIRO

Each party must:

(a)

exercise all its rights, powers and remedies in relation to Giro in a way that gives effect to the terms of this Deed;

(b)

cause all votes that may be cast either by it or by any other person under its control or influence at general meetings of Giro to be cast in a way that gives effect to the terms of this Deed; and

(c)

see that any Director of Giro nominated by it or by any other person under its control or influence must cast all votes that may be cast at meetings of the Board in a way that gives effect to the terms of this Deed.

18. RELATIONSHIP BETWEEN THIS DEED AND THE CONSTITUTION

18.1 Deed and Constitution to be read together

The Shareholders agree that the instruments that govern the relationship amongst themselves and between themselves and Giro are this Deed and the Constitution and it is intended that this Deed and the Constitution be read together.

18.2 Deed prevails

As between the Shareholders, if there is any inconsistency (whether expressly referred to or to be implied from this Deed or otherwise) between the provisions of this Deed and those of the Constitution, the Constitution is to be read subject to this Deed and the provisions of this Deed prevail to the extent of the inconsistency.

18.3 Amendment to Constitution

Nothing in this Deed is deemed to constitute an amendment to the Constitution.  However, if it is necessary for any term of this Deed to be effective that that term be included in Constitution, then each Shareholder must procure the amendment of the Constitution accordingly.

18.4 Shareholders' undertaking

Each Shareholder undertakes with each other Shareholder to:

(a)

exercise all rights, powers and remedies under the Constitution so as to give full force and effect to the terms of this Deed; and

(b)

observe and comply fully and properly with the Constitution to the intent and effect that the Constitution will be enforceable by the Shareholders amongst themselves and in whatever capacity.

19. NOTICES

19.1 Requirements for Notice

Each notice authorised or required to be given to a Party shall be in writing and may be delivered personally or sent by properly addressed and prepaid mail or facsimile in each case addressed to the Party at its address set out in clause 21.2, or as the case may be to such other address as it may from time to time notify to the other Parties pursuant to clause 21.3.

19.2 Address of Parties

The initial address of the Parties shall be as follows:

In the case of Panex :

Panex Resources Inc

Level 3

Gotthardstrasse 20

CH-6304, Zug

Switzerland

Facsimile: INT + (41)41 7110283

Attention: The Managing Director

In the case of Amani:

Amani SPRL

183, Avenue Kalembelembe

Commune de Lingwala

Kinshasa

DRC

Attention: Associate-Manager (Associé-Gérant)

19.3 Change of Address

Each Party may from time to time change its address by giving notice pursuant to clause 21.1 to the other Parties.

19.4 Receipt of Notice

Any notice given pursuant to clause 21.1 will be conclusively deemed to have been received:

(a)

in the case of personal delivery, on the actual day of delivery if delivered prior to 5 pm (local time) on a Business Day or on the next following Business Day if delivered after 5 pm (local time) on a Business Day or on a day other than a Business Day;

(b)

if sent by mail, on the seventh clear Business Day after the day of posting; or

(c)

if sent by facsimile, on the day the facsimile was sent by clear transmission.

20. ENTIRE AGREEMENT

This Deed and the Constitution constitute the sole and entire agreement between the parties in relation to the subject matter they deal with and contain all of the representations, warranties, undertakings and agreements of and between the Shareholders.  The Shareholders accept that they rely on only those matters expressly set out in this Deed and the Constitution as they supersede all prior negotiations, contracts, arrangements or understandings with respect to the subject matter dealt with in this Deed and the Constitution.  There are no representations, warranties, undertakings or agreements between the parties, expressed or implied, except as set out in this Deed or the Constitution.

21. FURTHER ASSURANCE

Each Party shall sign, execute and do all deeds, acts, documents and things as may reasonably be required by the other Party to effectively carry out and give effect to the terms and intentions of this Deed.

22. GOVERNING LAW

This Deed is governed by the laws of the Democratic Republic of Congo. All disputes arising out of or in connection with this Letter shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce of Paris by one or more arbitrators appointed in accordance with the said Rules.

23. VARIATION

No modification or alteration of the terms of this Deed shall be binding unless made in writing dated subsequent to the date of this Deed and duly executed by the Parties.

24. FORCE MAJEURE

24.1 No Party shall be liable for its failure to perform any of its obligations under this Deed due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to: acts of God, fire, flood, explosion, civil war, strikes, lockouts or other industrial disturbances; laws, rules and regulations or orders of any duly constituted court or governmental authority; or non-availability of materials, fuel, drilling rigs or transportation (each an "Intervening Event").

24.2 All time limits imposed by this Deed will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

24.3 A party relying on the provisions of this clause 26 must take all reasonable steps to eliminate any Intervening Event and, if possible, perform its obligations under this Deed as far as practical, but nothing herein requires such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted court or governmental authority or to complete its obligations under this Deed if an Intervening Event renders performance impossible.

24.4 A Party relying on the provisions of this clause 26 must give notice to the other parties forthwith upon the occurrence of the Intervening Event and forthwith after the end of the period of delay when such Intervening Event has been eliminated or rectified.

25. COSTS

Each Party shall bear their own costs of and incidental to the preparation, negotiation and execution of this Deed.

26. MISCELLANEOUS

26.1 Severance

If any provision of this Deed is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

26.2 Counterparts

This Deed may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

26.3 Time

Time shall be of the essence in this Deed in all respects.

EXECUTED BY PANEX RESOURCES INC. in accordance with relevant laws:	) ) ) )

Director
Director/Secretary

EXECUTED BY AMANI SPRL COMPANY NUMBER [INSERT] in accordance with relevant laws:	) ) ) )

Director
Director/Secretary